Exhibit 5.1


                            SULLIVAN & WORCESTER LLP
                             ONE POST OFFICE SQUARE
                           BOSTON, MASSACHUSETTS 02109
                                 (617) 338-2800
                              FAX NO. 617-338-2880


     IN WASHINGTON, D.C.                                     IN NEW YORK CITY
1025 CONNECTICUT AVENUE, N.W.                                767 THIRD AVENUE
   WASHINGTON, D.C. 20036                               NEW YORK, NEW YORK 10017
       (202) 775-8190                                         (212) 486-8200
    FAX NO. 202-293-2275                                   FAX NO. 212-758-2151




                                  May 11, 1998


Health and Retirement Properties Trust
400 Centre Street
Newton, Massachusetts 02158

Ladies and Gentlemen:

         In connection with the registration by Health and Retirement Properties Trust, a Maryland real estate investment trust (the "Company"), of 5,126,296 common shares of beneficial interest, $.01 par value, of the Company (the "Common Shares"), the following opinion is furnished to the Company to be filed with the Securities and Exchange Commission (the "Commission") as Exhibit 5.1 to the Company's Registration Statement on Form S-3, under the Securities Act of 1933, as amended (the "Securities Act"), to be filed on or about the date hereof pursuant to Rule 462(b) under the Securities Act (the "462(b) Registration Statement") relating to the Company's Registration Statement on Form S-3 (no. 333-26887) (the "Registration Statement"), including the prospectus contained therein (the "Prospectus"), which is incorporated by reference into the 462(b) Registration Statement. The Registration Statement provides that the Common Shares may be offered in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a "Prospectus Supplement") to the Prospectus contained in the Registration Statement.

         In connection with this opinion, we have examined and relied upon a copy of the Rule 462(b) Registration Statement to be filed with the Commission on or about the date hereof, the Registration Statement, the Prospectus and a preliminary Prospectus Supplement dated May 11, 1998 pertaining to the offering of 25,000,000 of the Company's common shares of beneficial interest, $.01 par value (the "Offering"). We have also examined and relied upon originals or copies of such records, agreements and instruments of the Company, certificates of public officials and of officers of the Company and such other documents and records, and such matters of law, as we have deemed necessary as a basis for the opinions hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies, which facts we have not independently verified.

Health and Retirement Properties Trust
May 11, 1998
Page 2




         We express no opinion herein as to the laws of any jurisdiction other than the Commonwealth of Massachusetts and the federal law of the United States, and we express no opinion as to state securities or blue sky laws. Insofar as this opinion involves matters of Maryland law we have, with your permission, relied solely on the opinion of Piper & Marbury L.L.P., a copy of which is being filed herewith as Exhibit 5.2 to the Registration Statement, and our opinion is subject to the exceptions, qualifications and limitations therein expressed.

         Based on and subject to the foregoing, we are of the opinion that, as of the date hereof the Common Shares will be validly issued, fully paid and non-assessable by the Company when (i) the Company files Articles Supplementary to its Amended and Restated Declaration of Trust to increase its authorized Common Shares from 125,000,000 to 150,000,000, as approved by the Company's Board of Trustees on May 11, 1998, and (ii) certificates evidencing such Common Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor (and in any event an amount at least equal to the par value thereof), as provided in the final Prospectus Supplement pertaining to the Offering.

         With respect to personal liability attaching to the holders of Common Shares, we note the matters described in the Company's Registration Statement on Form 8-A dated November 8, 1986, as amended by the Company's Form 8 dated July 30, 1991, with respect to Common Shares and incorporated by reference into the Prospectus forming a part of the Registration Statement.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus and the Prospectus Supplement pertaining to the Offering. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the Commission promulgated thereunder.


                                                   Very truly yours,

                                                   /s/ Sullivan & Worcester LLP

                                                   SULLIVAN & WORCESTER LLP